Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES SECOND QUARTER 2010
FINANCIAL AND OPERATIONAL RESULTS

•   Net Income $4 Million; Adjusted Earnings $3 Million

•   $100 Million Asset Sale Reduces Long-Term Debt

•   Spud First Horizontal Onshore Monterey Shale Well

DENVER, COLORADO, August 3, 2010 /PRNewswire/ — Venoco, Inc. (NYSE: VQ) today reported financial and operational results for the second quarter of 2010.  Highlights include the following:

•   Production of 1.66 million barrels of oil equivalent (MMBOE) for the second quarter or 18,190 BOE per day (BOE/d).  As forecast, scheduled annual maintenance shutdowns at two of the company’s offshore Southern California platforms reduced second quarter production by approximately 500 BOE/d.

•   Lease operating expenses (LOE) were $13.65 per BOE for the second quarter and $12.78 per BOE for the first six months of 2010.

The company reported net income of $4 million for the quarter on oil and gas revenues of $69 million and realized commodity derivative gains of $10 million.  Adjusted EBITDA was $46 million in the second quarter of 2010, down 14% from $53 million in the first quarter of 2010 and slightly higher than the $45 million reported in the second quarter of 2009.  Through six months of 2010, the company reported Adjusted EBITDA of $99 million.

Adjusted Earnings were $3 million, down from $10 million for the first quarter of 2010 and down from $4 million in the second quarter of 2009.  Through six months of 2010, the company reported Adjusted Earnings of $12 million.  Please see the end of this release for definitions of Adjusted Earnings and Adjusted EBITDA and a reconciliation of those measures to net income (loss).

Production

Production in the second quarter of 2010, as previously forecast, was down from the first quarter of 2010 as a result of the sale of the company’s producing assets in Texas and planned maintenance shutdowns at two of its offshore California platforms.  The maintenance shutdowns reduced production by approximately 550 BOE per day for the second quarter. The company has no additional shutdowns planned for the remainder of the year.

“We accelerated activity in the Sacramento Basin during the first quarter from one drilling rig to the four currently operating and expect to begin to see production growth as a result during the second half of the year. Company-wide production has averaged 18,783 BOE per day through the first six months of the year, which is on target to reach our guidance of 19,250 BOE/d,” commented Tim Marquez, Venoco’s Chairman and CEO.

The following table details the company’s daily production by region for each of the quarters presented (BOE/d):

				Full Year
	Quarter Ended			2010
Region	6/30/09	3/31/10	6/30/10	Guidance
Sacramento Basin	9,988	9,816	9,864
Southern California	8,676	8,287	7,744
Texas	1,770	1,281	582
Total	20,434	19,384	18,190	19,250

Capital Investment

Total capital costs incurred for the second quarter were $52 million, including $38 million for drilling and rework activities, $2 million for facilities, $6 million for capitalized G&A, and $6 million for land, geological and geophysical, and other. Through six months of 2010, the company has incurred $96 million in capital costs related to its $220 million capital expenditure budget.

The company spent $27 million or 52% of its capital expenditures in the Sacramento Basin. Activities in the Basin consisted of a four-rig drilling program during the quarter. The company spud 24 wells and performed 43 recompletions and 4 fracs in the Basin during the second quarter. The company has spud 46 wells and performed over 100 recompletions in the Basin during the first half of the year and expects to drill approximately 100 wells and perform approximately 250 recompletions by the end of the year.

Activities in Southern California accounted for $8 million or 16% of the company’s second quarter capital expenditures. Capital expenditures in Southern California were primarily related to workovers and recompletions at the South Ellwood and Sockeye fields.

The company spent $16 million or 31% of its second quarter development and other capital expenditures on projects targeting the onshore Monterey shale formation. The company spud three onshore Monterey shale wells during the quarter, bringing the total onshore Monterey wells spud during the first half of the year to five. Four of the five wells are in various stages of drilling or evaluation. The company’s total Monterey shale position is currently 158,000 net acres which includes 50,000 acres held by production.

“We have emphasized that 2010 is the ‘year of science’ for our onshore Monterey shale play. We have identified more than 30 prospects and are in various stages of leasing, permitting, drilling or otherwise evaluating these areas,” explained Mr. Marquez.  “The science can be very time consuming — for example, core analysis can take months, so our initial production tests are designed without the benefit of the core analysis.  Once we have the analysis, we are able to fine tune our petrophysical model. Even without the core analysis, we’ve identified some very promising zones which we expect will be part of our development drilling during the second half of the year.  We are currently drilling a horizontal follow-up and plan to spud at least one more horizontal well in the third quarter,” added Mr. Marquez.

Lease Operating Expenses

Venoco’s second quarter 2010 lease operating expenses of $13.65 per BOE were up from $11.95 per BOE in the first quarter of 2010 primarily due to scheduled maintenance shutdowns at Platform Gail and Platform Holly in the Sockeye and South Ellwood fields offshore California and certain non-recurring well maintenance costs incurred at Platform Gail during the second quarter. Through six months of 2010, the company reported LOE of $12.78 per BOE.

Costs and Expenses

The following table details the company’s costs and expenses per BOE for each of the quarters presented:

	Quarter Ended			Six Months Ended		Full Year 2010
UNAUDITED (per BOE)	6/30/09	3/31/10	6/30/10	6/30/09	6/30/10	Guidance
Lease Operating Expenses	$12.46	$11.95	$13.65	$12.12	$12.78	$14.50
Production/Property Taxes	1.27	1.27	0.82	1.58	1.05	1.65
DD&A Expense	11.08	11.45	11.32	11.35	11.39	12.00
G&A Expense (1)	4.36	4.77	5.10	4.11	4.93	4.50
Interest Expense (2)	8.41	8.78	9.39	8.26	9.07	8.10
Total	$37.58	$38.22	$40.28	$37.42	$39.22	$40.75

(1)          Net of amounts capitalized and excluding stock-based compensation costs and severance costs associated with the sale of Texas assets.  See the end of this release for a reconciliation of these amounts to GAAP G&A per BOE.

(2)          Includes interest expense, realized (gain) loss on interest rate swap and amortization of deferred loan fees.

Earnings Conference Call

Venoco will host a conference call to discuss results today, Tuesday, August 3, 2010 at 11:00 a.m. Eastern time (9 a.m. Mountain).  The conference call will be webcast and those wanting to listen may do so by using a link on the Investor Relations page of the company’s website at http://www.venocoinc.com.  Those wanting to participate in the Q&A portion can call (866) 804-6929 and use conference code 35284985.  International participants can call (857) 350-1675 and use the same conference code.

A replay of the conference call will be available for one week by calling (888) 286-8010 or, for international callers, (617) 801-6888, and using passcode 42258300.  The replay will also be available on the Venoco website for 30 days.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties primarily in California.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates four onshore properties in Southern California, and has extensive operations in Northern California’s Sacramento Basin.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future production, expenses and future capital projects and expenditures, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development and exploration activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The company’s activities with respect to the onshore Monterey shale and other projects are subject to numerous operating, geological and other risks and may not be successful.  The company’s results in the onshore Monterey shale will be subject to greater risks than in areas where it has more data and drilling and production experience.  Results from the company’s onshore

Monterey shale project will depend on, among other things, its ability to identify productive intervals and drilling and completion techniques necessary to achieve commercial production from those intervals.  All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

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OIL AND NATURAL GAS PRODUCTION AND PRICES

	Quarter Ended			Quarter Ended			Six Months Ended
UNAUDITED	3/31/10	6/30/10	% Change	6/30/09	6/30/10	% Change	6/30/09	6/30/10	% Change
Production Volume:
Oil (MBbls) (1)	781	700	-10%	848	700	-17%	1,782	1,481	-17%
Natural Gas (MMcf)	5,781	5,732	-1%	6,069	5,732	-6%	12,198	11,513	-6%
MBOE	1,745	1,655	-5%	1,860	1,655	-11%	3,815	3,400	-11%
Daily Average Production Volume:
Oil (Bbls/d)	8,678	7,692	-11%	9,319	7,692	-17%	9,845	8,182	-17%
Natural Gas (Mcf/d)	64,233	62,989	-2%	66,692	62,989	-6%	67,392	63,608	-6%
BOE/d	19,384	18,190	-6%	20,434	18,190	-11%	21,077	18,783	-11%
Oil Price per Barrel Produced (in dollars):
Realized price before hedging	$69.29	$67.50	-3%	$49.67	$67.50	36%	$41.67	$68.44	64%
Realized hedging gain (loss)	(1.38)	(1.54)	12%	(0.30)	(1.54)	413%	4.88	(1.46)	-130%
Net realized price	$67.91	$65.96	-3%	$49.37	$65.96	34%	$46.55	$66.98	44%
Natural Gas Price per Mcf (in dollars):
Realized price before hedging	$5.34	$4.12	-23%	$3.20	$4.12	29%	$3.81	$4.73	24%
Realized hedging gain (loss)	0.65	1.99	206%	3.16	1.99	-37%	2.51	1.32	-47%
Net realized price	$5.99	$6.11	2%	$6.36	$6.11	-4%	$6.32	$6.05	-4%
Expense per BOE (in dollars):
Lease operating expenses (2)	$11.95	$13.65	14%	$12.46	$13.65	10%	$12.12	$12.78	5%
Production and property taxes (2)	$1.27	$0.82	-35%	$1.27	$0.82	-35%	$1.58	$1.05	-34%
Transportation expenses	$0.94	$1.84	96%	$0.41	$1.84	349%	$0.47	$1.38	194%
Depreciation, depletion and amortization	$11.45	$11.32	-1%	$11.08	$11.32	2%	$11.35	$11.39	0%
General and administrative (3)	$5.39	$6.50	21%	$4.60	$6.50	41%	$4.34	$5.93	37%
Interest expense	$5.80	$6.22	7%	$5.26	$6.22	18%	$5.49	$6.01	9%

(1)  Amounts shown are oil production volumes for offshore properties and sales volumes for onshore properties (differences between onshore production and sales volumes are minimal). Revenue accruals are adjusted for actual sales volumes since offshore oil inventories can vary significantly from month to month based on the timing of barge deliveries, oil in tanks and pipeline inventories, and oil pipeline sales nominations.

(2)  Lease operating expenses are combined with property and production taxes to comprise oil and natural gas production expense on the consolidated statements of operations

(3)  Net of amounts capitalized.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Quarter Ended		Six Months Ended
UNAUDITED (In thousands)	3/31/10	6/30/10	6/30/09	6/30/10	6/30/09	6/30/10
REVENUES:
Oil and natural gas sales	$82,501	$68,876	$62,011	$68,876	$119,442	$151,377
Other	820	1,566	803	1,566	1,688	2,386
Total revenues	83,321	70,442	62,814	70,442	121,130	153,763
EXPENSES:
Oil and natural gas production	23,072	23,945	25,539	23,945	52,265	47,017
Transportation expense	1,643	3,045	764	3,045	1,810	4,688
Depletion, depreciation and amortization	19,974	18,742	20,608	18,742	43,291	38,716
Accretion of asset retirement obligation	1,585	1,546	1,388	1,546	2,745	3,131
General and administrative	9,409	10,762	8,559	10,762	16,557	20,171
Total expenses	55,683	58,040	56,858	58,040	116,668	113,723
Income from operations	27,638	12,402	5,956	12,402	4,462	40,040
FINANCING COSTS AND OTHER:
Interest expense	10,124	10,298	9,777	10,298	20,955	20,422
Interest rate derivative realized (gains) losses	4,509	4,559	5,130	4,559	9,070	9,068
Interest rate derivative unrealized (gains) losses	5,015	11,717	2,823	11,717	(170)	16,732
Amortization of deferred loan costs	677	679	738	679	1,473	1,356
Loss on extinguishment of debt	—	—	582	—	582	—
Commodity derivative realized (gains) losses	(2,661)	(10,345)	(16,288)	(10,345)	(47,073)	(13,006)
Commodity derivative unrealized (gains) losses and amortization of derivative premiums	(33,814)	(8,215)	66,771	(8,215)	48,997	(42,029)
Total financing costs and other	(16,150)	8,693	69,533	8,693	33,834	(7,457)
Income (loss) before taxes	43,788	3,709	(63,577)	3,709	(29,372)	47,497
Income tax provision (benefit)	(200)	—	(4,100)	—	4,900	(200)
Net income (loss)	$43,988	$3,709	$(59,477)	$3,709	$(34,272)	$47,697

Weighted average common shares outstanding:
Basic	50,993	51,826	50,781	51,826	50,742	51,557
Diluted	51,920	53,043	50,781	53,043	50,742	52,629

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

UNAUDITED ($ in thousands)	12/31/09	6/30/10
ASSETS
Cash and cash equivalents	$419	$2,204
Accounts receivable	33,853	26,927
Inventories	6,139	6,231
Prepaid expenses and other current assets	4,276	3,289
Income tax receivable	3,116	11,966
Deferred income taxes	8,400	—
Commodity derivatives	34,611	39,613
Total current assets	90,814	90,230
Net property, plant and equipment	619,430	577,334
Total other assets	29,299	41,525
TOTAL ASSETS	$739,543	$709,089
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$48,709	$41,040
Undistributed revenue payable	8,146	5,274
Interest payable	4,885	5,367
Commodity and interest derivatives	49,709	24,478
Total current liabilities	111,449	76,159
LONG-TERM DEBT	695,029	632,749
COMMODITY AND INTEREST DERIVATIVES	15,076	27,368
ASSET RETIREMENT OBLIGATIONS	92,485	91,374
Total liabilities	914,039	827,650
Total stockholders’ equity	(174,496)	(118,561)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$739,543	$709,089

GAAP RECONCILIATIONS

In addition to net income (loss) determined in accordance with GAAP, we have provided in this release our Adjusted Earnings and Adjusted EBITDA for recent periods.  Both Adjusted Earnings and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our performance.

We define Adjusted Earnings as net income (loss) before the items listed in the Adjusted Earnings reconciliation set forth in the table below.  We believe that Adjusted Earnings facilitates comparisons to earnings forecasts prepared by stock analysts and other third parties. Such forecasts generally exclude the effects of items that are difficult to predict or to measure in advance and are not directly related to our ongoing operations.

We define Adjusted EBITDA as net income (loss) before the items listed in the Adjusted EBITDA reconciliation set forth in the table below.  Because the use of Adjusted EBITDA facilitates comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning and analysis purposes, in assessing acquisition opportunities and in determining how potential external financing sources are likely to evaluate our business.

We present Adjusted Earnings and Adjusted EBITDA because we consider them to be important supplemental measures of our performance.  Neither Adjusted Earnings nor Adjusted EBITDA is a measurement of our financial performance under GAAP and neither should be considered as an alternative to net income (loss), operating income or any other performance measure derived in accordance with GAAP, as an alternative to cash flow from operating activities or as a measure of our liquidity. You should not assume that the Adjusted Earnings or Adjusted EBITDA amounts shown are comparable to similarly named measures disclosed by other companies.

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands)	6/30/09	3/31/10	6/30/10	6/30/09	6/30/10
Adjusted Earnings Reconciliation
Net Income	$(59,477)	$43,988	$3,709	$(34,272)	$47,697
Plus:
Unrealized commodity (gains) losses	60,723	(39,471)	(13,873)	38,334	(53,344)
Unrealized interest rate derivative (gains) losses	2,823	5,015	11,717	(170)	16,732
Texas severance costs	—	—	1,254	—	1,254
Loss on extinguishment of debt	582	—	—	582	—
Tax effects	—	—	—	—	—
Adjusted Earnings	$4,651	$9,532	$2,807	$4,474	$12,339

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands)	6/30/09	3/31/10	6/30/10	6/30/09	6/30/10
Adjusted EBITDA Reconciliations:
Net income	$(59,477)	$43,988	$3,709	$(34,272)	$47,697
Interest expense	9,777	10,124	10,298	20,955	20,422
Interest rate derivative (gains) losses - realized	5,130	4,509	4,559	9,070	9,068
Income taxes	(4,100)	(200)	—	4,900	(200)
DD&A	20,608	19,974	18,742	43,291	38,716
Accretion of asset retirement obligation	1,388	1,585	1,546	2,745	3,131
Amortization of deferred loan costs	738	677	679	1,473	1,356
Loss on extinguishment of debt	582	—	—	582	—
Share-based payments	644	1,323	1,408	1,194	2,731
Texas severance costs	—	—	1,254	—	1,254
Amortization of derivative premiums and other comprehensive loss	6,628	5,657	5,658	11,866	11,315
Unrealized commodity derivative (gains) losses	60,723	(39,471)	(13,873)	38,334	(53,344)
Unrealized interest rate derivative (gains) losses	2,823	5,015	11,717	(170)	16,732
Adjusted EBITDA	$45,464	$53,181	$45,697	$99,968	$98,878

We also provide per BOE G&A expenses excluding costs associated with the Texas asset sale and share-based compensation charges.  We believe that these non-GAAP measures are useful in that the items excluded do not represent cash expenses directly related to our ongoing operations.  These non-GAAP measures should not be viewed as an alternative to per BOE G&A expenses as determined in accordance with GAAP.

	Quarter Ended			Six Months Ended
UNAUDITED ($ in thousands, except per BOE amounts)	6/30/09	3/31/10	6/30/10	6/30/09	6/30/10
G&A per BOE Reconciliation

G&A expense	$8,559	$9,409	$10,762	$16,557	$20,171
Less:
Share-based compensation expense	(454)	(1,083)	(1,068)	(874)	(2,151)
Texas severance costs	—	—	(1,254)	—	(1,254)
G&A Expense Excluding Share-Based Comp/Severance	8,105	8,326	8,440	15,683	16,766
MBOE	1,860	1,745	1,655	3,815	3,400
G&A Expense per BOE Excluding Share-Based Comp/Severance	$4.36	$4.77	$5.10	$4.11	$4.93

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